Exhibit 10.1

PURCHASE AGREEMENT

This PURCHASE AGREEMENT dated as of August 12, 2016 (this “Agreement”) is by and among BioPharmX Corporation (the “Company”) and each of the persons or entities listed on Schedule I attached hereto (each of them, a “Purchaser” and, collectively, the “Purchasers” and, together with the Company, the “Parties”).

RECITAL

WHEREAS, each Purchaser desires to purchase from the Company, and the Company desires to sell and issue to each Purchaser, upon the terms and conditions stated in this Agreement, the number of shares of the Company’s common stock, par value $0.001 per share (together with any securities into which such shares may be reclassified, whether by merger, charter amendment or otherwise, the “Common Stock”), set forth opposite their respective names on the Schedule of Purchasers attached hereto as Schedule I, at a purchase price per share (the “Purchase Price Per Share”) equal to the closing market price of the Common Stock on the date of this Agreement (the “Closing Price”); and

WHEREAS, concurrently with the execution hereof, the Parties shall enter into and execute the Standstill Agreement (the “Standstill Agreement”) and the Registration Rights Agreement (the “Registration Rights Agreement” and, together with this Agreement and the Standstill Agreement, the “Transaction Documents”), each by and between the Company and Purchasers and to be dated the date hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

1.             Purchase and Sale of the Shares; Closing.

1.1          Purchase and Sale.  The Company agrees to issue and sell to Purchasers, and Purchasers severally and not jointly agree to purchase from the Company, an aggregate of 2,423,077 shares of Common Stock (the “Shares”) in exchange for an aggregate purchase price of $1,575,000, representing the Purchase Price Per Share multiplied by the number of Shares (the amount so calculated, the “Purchase Price”), with the number of Shares to be purchased by each Purchaser and the Purchase Price payable by each Purchaser for such Shares set forth opposite their respective names on the Schedule of Purchasers attached hereto as Schedule I (notwithstanding anything to the contrary in this Agreement, the obligations of each Purchaser pursuant to this Agreement shall be several and not joint, and each Purchaser shall only be obligated to purchase the number of shares set forth opposite its name on Schedule I).  The sale and purchase of the Shares shall each take place at a closing (the “Closing”) to be held remotely via the exchange of documents and signatures on the next business day after the execution of this Agreement, subject to the satisfaction or, to the extent permitted by applicable law, waiver of, all conditions to the obligations of the Parties set forth in Section 2, or at such other place or at such other time or on such other date as the Parties mutually may agree in writing.  The day on which the Closing takes place is referred to as the “Closing Date.”

1.2          Closing.  On the Closing Date, the Company shall instruct its transfer agent to transfer the Shares to Purchasers in book entry form in such name(s) as Purchasers may designate, and Purchasers shall cause wire transfers in same day funds to be sent to the account of the Company as instructed in writing by the Company, in the amount of the applicable Purchase Price.

2.             Conditions to Closing.

2.1          General Conditions.  The respective obligations of the Company and Purchasers to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the fulfillment, at or prior to the Closing, of the following conditions, which may, to the extent permitted by applicable law, be waived in writing by all Parties (with respect to themselves) in their sole discretion:

(a)           No Injunction or Prohibition.  No United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury) (each, a “Governmental Authority”) shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, injunction, order or decree (in each case, whether temporary, preliminary or permanent) that is then in effect, and no action or proceeding shall have been initiated by any Governmental Authority the intent of which, in each case, is to enjoin, restrain, condition, limit, make illegal or otherwise prohibit the consummation of the transactions contemplated by the Transaction Documents.

(b)           Transaction Documents.  The Company and Purchasers shall each have executed and delivered the Standstill Agreement and the Registration Rights Agreement.

2.2          Conditions to Purchaser’s Obligations.  The obligation of Purchasers to purchase the Shares on the Closing Date as provided herein is subject to the fulfillment to the reasonable satisfaction of Purchasers, at or prior to the Closing, of the following conditions, any of which may be waived by Purchasers in their sole discretion:

(a)           The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect (defined below), which representations and warranties as so qualified shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date).

For purposes of this Agreement, a “Material Adverse Effect” with respect to any entity means any change, event, circumstance or effect (each, an “Effect”) that, individually or taken together with all other Effects, is, or could reasonably likely, (i) be or become materially adverse in relation to the financial condition, operations, business, assets (including intangible assets), or results of operations of such entity and its subsidiaries, taken as a whole, or (ii) materially impede or delay such entity’s ability to consummate the transactions contemplated by this Agreement and the other Transaction Documents; except to the extent that any such Effect results from: (A) any changes resulting from or arising out of general market, economic or political conditions (including any changes arising out of acts of terrorism or war, weather conditions or other force majeure events), provided that such changes do not have a substantially disproportionate impact on such entity or its subsidiaries, taken as a whole, relative to other companies operating in the same industries in which such entity or any of its subsidiaries conduct business, (B) any changes resulting from or arising out of general market, economic or political conditions in the industries in which the Company or any of its subsidiaries conduct business (including any changes arising out of acts of terrorism, or war, weather conditions or other force majeure events), provided that such changes do not have a substantially disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to other companies operating in the same industries in which the Company or any of its subsidiaries conduct business, (C) any changes or effects resulting from, arising out of or related to the announcement of the execution of this Agreement or the pendency of the transactions contemplated hereby, including any loss of, or adverse change in, the relationship of the Company or any of its subsidiaries with its employees, customers, distributors, partners or suppliers to the extent related thereto, (D) any stockholder class action, derivative litigation or other legal proceedings made or brought by any of the current or former Company stockholders (on their own behalf or on behalf of the Company) arising out of or related to this Agreement or any of the transactions contemplated hereby, (E) changes in GAAP or other accounting standards (or the interpretation thereof by a third party), law or regulatory conditions (or the interpretation thereof by a third party), provided that such changes do not have a substantially disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to other companies operating in the same industries in which the Company or any of its subsidiaries conduct business, (F) the taking of any specific action expressly required by this Agreement or the failure to take any specific action expressly prohibited by this Agreement; (G) changes in the trading price or trading volume of the Common Stock, in and of themselves (it being understood that any underlying cause of any such change may, subject to the other terms of this definition, be deemed to constitute a Material Adverse Effect and shall be taken into consideration when determining whether a Material Adverse Effect has occurred) or (H) any failure by the Company to meet any public estimates or expectations of the Company’s bookings, revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet any internal budgets, plans or forecasts of its bookings, revenues, earnings or other financial performance or results of operations (it being understood that any underlying cause of any such failure may, subject to the other terms of this definition, be deemed to constitute a Material Adverse Effect and shall be taken into consideration when determining whether a Material Adverse Effect has occurred).

(b)           The Company shall have delivered a certificate, executed on behalf of the Company by its President or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the condition in Section 2.2(a) above.

(c)           The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying (i) the Bylaws of the Company and (ii) resolutions of the Board of Directors of the Company approving the Transaction Documents and the transactions contemplated by the Transaction Documents.

(d)           No stop order or suspension of trading shall have been imposed by NYSE MKT, the United States Securities and Exchange Commission (the “SEC”) or any other Governmental Authority with respect to the public trading of the Common Stock.

2.3          Conditions to Obligations of the Company.  The Company’s obligation to issue and deliver the Shares to Purchasers on the Closing Date as provided herein is subject to the fulfillment to the reasonable satisfaction of the Company, on or prior to the Closing Date, of the following condition, which may be waived by the Company in its sole discretion:

(a)           The representations and warranties of Purchasers in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date).

3.             Representations and Warranties of the Company.  The Company hereby represents and warrants to Purchasers that:

3.1          Organization and Standing.  The Company and each of its subsidiaries are duly organized, validly existing and in good standing, to the extent applicable, under the laws of its jurisdiction of organization.  The Company and each of its subsidiaries has the corporate power and authority to own, lease and operate its assets and properties and to conduct its business.  The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing, individually or in the aggregate with any such other failures, would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.  The Company is not in violation of any of the provisions of its certificate of incorporation, bylaws, or equivalent organizational or governing documents.  Except for BiopharmX Inc., a Nevada corporation, as of the date hereof, the Company does not own or control any subsidiaries.  For purposes of this Agreement, “subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.

3.2          Authority; Noncontravention.

(a)           The Company has all requisite corporate power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereunder.  The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereunder have been duly authorized by the Company’s Board of Directors (the “Board”).  The Transaction Documents have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect, if any, of applicable bankruptcy and other similar laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief and other equitable remedies.  The Board, by resolutions duly adopted (and not thereafter modified or rescinded) by the vote of the Board has approved and adopted the Transaction Documents and determined that the terms and conditions of the Transaction Documents are advisable and in the best interests of the Company and its stockholders.  The adoption of the Transaction Documents and issuance of the Shares does not require the vote or approval of the holders of the Common Stock or the holders of any other class of securities of the Company.

(b)           The execution and delivery of the Transaction Documents by the Company does not, and the consummation of the transactions contemplated thereunder, including the issuance of the Shares, will not, (i) result in the creation of any encumbrance on any of the material properties or assets of the Company or the Shares or (ii) conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any provision of the certificate of incorporation or bylaws of the Company, in each case as amended to date or any legal requirements applicable to the Company.

(c)           No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, is required by or with respect to the Company in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereunder, except for (i) the filing of a Current Report on Form 8-K within four (4) business days of the Closing Date reporting the transactions contemplated by the Transaction Documents with the SEC, (ii) the filing of a resale registration statement covering the Shares pursuant to the terms of the Registration Rights Agreement, and (iii) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not be material to the Company’s ability to perform its obligations under the Transaction Documents and would not prevent, materially alter or delay any of the transactions contemplated thereunder.

3.3          Capitalization.  The Company has the capitalization set forth in its Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2016 (the “Form 10-Q”), and all reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) since the date of filing of the Form 10-Q and prior to the date hereof (collectively, the “SEC Filings”).  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and are free of pre-emptive rights, except as described in the SEC Filings, and were issued in full compliance with applicable legal requirements and all requirements set forth in applicable Material Contracts.  For purposes of this Agreement, “Material Contract” shall mean any contract, instrument or other agreement to which the Company or any of its subsidiaries is a party or by which it is bound which is material to the business of the Company and its subsidiaries, taken as a whole, including those that have been filed or were required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.  Except as described in the SEC Filings, no individual, corporation, partnership, trust, limited liability company, association or other entity (“Person”) is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.  Except as described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind.  Except as described in the SEC Filings, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements, standstill agreements, or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.  Except as described in the SEC Filings and in this Agreement, no Person has the right to require the Company to register any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.  As of June 30, 2016 and prior to giving effect to the issuance of the Shares, there were (i) 28,871,351 shares of Common Stock issued and outstanding, (ii) 4,328,046 shares of Common Stock issuable upon exercise of outstanding warrants, (iii) no shares of Common Stock issuable upon the conversion of any shares of Series A Preferred Stock of the Company, (iv) 3,159,441 shares of Common Stock issuable upon exercise of outstanding options and (v) no outstanding restricted stock awards.

3.4          Valid Issuance.  The Shares have been duly and validly authorized and, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.  The issuance of the Shares does not contravene the rules and regulations of NYSE MKT.  Based on representations from Purchaser, the Shares will be exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act or Section 4(a)(2) of the Securities Act.

3.5          Poison Pill.  The Company does not have outstanding stockholder purchase rights or a “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest of the Company upon the occurrence of certain events.  The issuance and sale of the Shares hereunder will not obligate the Company to issue Common Stock or other securities to any other person (other than the Purchasers) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

3.6          Absence of Certain Changes.  Except for the execution and performance of the Transaction Documents and the discussions, negotiations and transactions related thereto, since April 30, 2016, except as identified and described in the SEC Filings, the Company has conducted its business in the ordinary course consistent with past practice and there has not been:

(a)           any Effect that, individually or taken together with all other Effects that have occurred prior to the Closing, would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;

(b)           any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2016, except for changes in the ordinary course of business which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;

(c)           any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(d)           any material acquisition of any business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise;

(e)           any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its subsidiaries;

(f)            any waiver, not in the ordinary course of business, by the Company or any of its subsidiaries of a material right or of a material debt owed to it, other than intercompany debt;

(g)           any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or its subsidiaries, except in the ordinary course of business consistent with past practice and which is not material to the assets, properties, financial condition, operating results or business of the Company;

(h)           any change or amendment to the Company’s Certificate of Incorporation or Bylaws;

(i)            any material change to any Material Contract;

(j)            any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(k)           any material transaction entered into by the Company or a subsidiary other than in the ordinary course of business;

(l)            the loss of the services of any executive officer (as defined in Rule 405 under the Securities Act) of the Company or material change in the compensation or duties of any such Person; or

(m)          the loss or, to the Company’s knowledge, threatened loss in writing, of any customer which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

3.7          SEC Filings.

(a)           In the last twelve (12) months, the Company has timely filed with or otherwise furnished (as applicable) to the SEC all filings required to be made by it pursuant to the Exchange Act and the Securities Act, including the SEC Filings.  As of their respective dates, the SEC Filings, including any financial statements or schedules included or incorporated by reference therein, at the time filed complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filings.  The SEC Filings are the only filings required of the Company pursuant to the Exchange Act for such period.

(b)           As of their respective dates, the SEC Filings, including any financial statements or schedules included or incorporated by reference therein, at the time filed did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.8          Litigation.  Except as described in the SEC Filings, there are no material pending legal actions, suits, proceedings or investigations before any Governmental Authority against or affecting the Company, its subsidiaries or any of its or their properties; and to the Company’s knowledge, no credible notice of any such threatened legal actions, suits, proceedings or investigations has been received.  The Company is not subject to any material continuing order, writ, injunction or decree of any court or agency.

3.9          Financial Statements.  The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Quarterly Reports on Form 10-Q under the Exchange Act).  Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, neither the Company nor any of its subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

3.10        Compliance with NYSE MKT Continued Listing Requirements.  Except as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 25, 2016 (the “Form 8-K”), the Company is in compliance with all applicable continued listing requirements of NYSE MKT.  Except for the July 20, 2016 deficiency notice from NYSE MKT described in the Form 8-K, there are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Company Common Stock on NYSE MKT and the Company has not received any currently pending notice of the delisting of the Common Stock from NYSE MKT.

3.11        Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, Purchaser or any of their respective subsidiaries for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

3.12        Use of Proceeds.  The proceeds of the sale of the Shares, net of payment of expenses, will be used by the Company for working capital and general corporate purposes.

3.13        Intellectual Property.  The Company and its subsidiaries own, have obtained valid and enforceable licenses for, or other rights to use, the Intellectual Property necessary for the conduct of the business of the Company and its subsidiaries as currently conducted and as described in the SEC Filings as being owned or licensed by them, except where the failure to own, license or have such rights would not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate.  Except as described in the SEC Filings, (i) to the Company’s knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company as described in the SEC Filings or where such rights would not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate, (ii) there is no pending or, to the Company’s knowledge, the threat of any, action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to, or the validity, enforceability, or scope of, any Intellectual Property owned by or licensed to the Company or any subsidiary or claiming that the use of any Intellectual Property by the Company or any subsidiary in their respective businesses as currently conducted infringes, violates or otherwise conflicts with the intellectual property rights of any third party, and (iii) to the Company’s knowledge, the use by the Company or any subsidiary of any Intellectual Property by the Company or any subsidiary in their respective businesses as currently conducted does not infringe, violate or otherwise conflict with the intellectual property rights of any third party.  For purposes of this Agreement, “Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

3.14        Tax Matters.  The Company and each subsidiary has prepared and filed (or filed applicable extensions therefore) all tax returns required to have been filed by the Company or such subsidiary with all appropriate governmental agencies and paid all material taxes shown thereon or otherwise owed by it, other than any such taxes which the Company or any subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the SEC Filings.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any subsidiary nor, to the Company’s knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its subsidiaries, taken as a whole.  All material taxes and other assessments and levies that the Company or any subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, other than any such taxes which the Company or any subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the SEC Filings.  There are no material tax liens or claims pending or, to the Company’s knowledge, threatened in writing against the Company or any subsidiary or any of their respective assets or property.  Except as described in the SEC Filings, there are no outstanding tax sharing agreements or other such arrangements between the Company and any subsidiary or other corporation or entity.

3.15        Questionable Payments.  Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any subsidiary, has, on behalf of the Company or any subsidiary or in connection with their respective businesses, (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds, (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (iv) made any false or fictitious entries on the books and records of the Company or any subsidiary, or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.16        Transactions with Affiliates.  Except as disclosed in the SEC Filings and except as would not be required to be disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.17        Internal Controls.  Except as disclosed in the SEC Filings, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company.  The Company and the subsidiaries maintain a system of internal accounting controls which is intended to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures which is intended to ensure that material information relating to the Company, including the subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Except as disclosed in the SEC Filings, since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

3.18        Investment Company.  The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.             Representations and Warranties of Purchaser.  Each Purchaser hereby represents and warrants to the Company, solely with respect to itself, and not with respect to any other Purchaser, that:

4.1          Organization and Standing.  Each Purchaser is duly organized, validly existing and in good standing, to the extent applicable, under the laws of its jurisdiction of organization and has all requisite organizational power and authorization to own, lease and operate its assets and properties and to conduct its business.

4.2          Authority; Non-Contravention.

(a)           Each Purchaser has the requisite organizational power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereunder.  The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereunder have been duly authorized by all requisite action by each such Purchaser.  The Transaction Documents have been duly executed and delivered by each Purchaser and constitute the valid and binding obligations of each Purchaser enforceable against each such Purchaser in accordance with their terms, subject to the effect, if any, of applicable bankruptcy and other similar laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief and other equitable remedies.

(b)           The execution, delivery and performance by each Purchaser of this Agreement and the other Transaction Documents and the consummation by each such Purchaser of the transactions contemplated hereby and thereby will not (a) result in a violation of the organizational or constitutional documents of such Purchaser, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any contract to which such Purchaser is a party, or (c) result in a violation of any applicable law to such Purchaser or by which any property or asset of such Purchaser is bound or affected, except in the case of clauses (b) and (c) above, for such violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of such Purchaser to perform its obligations hereunder.

(c)           No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, is required by or with respect to each Purchaser in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereunder or (b) any consent, approval or authorization from or any waiver by any third party pursuant to any contract to which it is a party, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of Purchaser to perform its obligations hereunder.

4.3          Status and Investment Intent of Purchaser.

(a)           Investment Intent.  Each Purchaser is acquiring the Shares purchased by such Purchaser hereunder for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Shares a manner that would violate the registration requirements of the Securities Act.  Each Purchaser acknowledges and agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws.  Each Purchaser is able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

(b)           Investigation.  Each Purchaser acknowledges and affirms that, with the assistance of its advisors, it has conducted and completed its own investigation, analysis and evaluation related to the investment in the Shares.  Purchaser has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares.  No such investigation, analysis and evaluation nor any other due diligence investigation conducted by such Purchaser shall modify, limit or otherwise affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

(c)           Accredited Investor.  Each Purchaser is an accredited Investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.  Each Purchaser was not organized solely for the purpose of acquiring the Shares and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

4.4          Securities Law Matters.

(a)           Restricted Securities.  Each Purchaser understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(b)           Legends.  It is understood that, except as provided below, certificates evidencing the Shares may bear either or both of the following or any similar legend:

(i)            “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE SECURITIES LAWS OF OTHER STATES AND JURISDICTIONS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT.

(ii)           “AS LONG AS THE HOLDER OF THESE SECURITIES IS AN AFFILIATE OF THE ISSUER, THESE SECURITIES MAY NOT BE SOLD, OR OFFERED FOR SALE, IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SALE OF THESE SECURITIES UNDER THE SECURITIES ACT OF 1933, OR THE SALE OTHERWISE BEING EXEMPT FROM REGISTRATION UNDER SUCH ACT.  THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.”

(iii)          If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

4.5          Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchasers.

4.6          Prohibited Transactions.  Since the earlier of (a) such time as each Purchaser was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby or (b) thirty (30) days prior to the date hereof, neither such Purchaser nor any affiliate of such Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Shares, or (z) is subject to such Purchaser’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option)

with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Shares (each, a “Prohibited Transaction”).  Prior to the earliest to occur of (i) the termination of this Agreement, or (ii) the effective date of the registration statement required to be filed by the Company to register the Shares under the Securities Act pursuant to its obligations under the Registration Rights Agreement, each such Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction.

5.             Covenants.

5.1          Consents and Filings; Further Assurances.  The Parties shall use their commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including to (i) obtain from Governmental Authorities and other Persons all consents, clearances, approvals, authorizations, qualifications and orders and give all notices as are necessary for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, (ii) to the extent named as a defendant, defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, and (iii) have vacated, lifted, reversed or overturned any order, decree, ruling, judgment, injunction or other action (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise restricts or prohibits the consummation of the transactions contemplated by this Agreement.  In furtherance and not in limitation of the foregoing, each Purchaser shall promptly notify the Company of any communication concerning this Agreement and any of the transactions contemplated hereby from any Governmental Authority and consider in good faith the views of the Company and keep the Company reasonably informed of the status of matters related to the transactions contemplated by this Agreement; provided, however, that nothing in this Agreement shall prevent any Purchaser from responding to or complying with a subpoena or other legal process required by law or submitting factual information in response to a request therefor.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Purchasers under the Transaction Documents.  The Company will comply in all material respects with all laws, rules, regulations, orders and decrees of all Governmental Authorities applicable to this Agreement and the transactions contemplated hereby.

5.2          Listing of Shares and Related Matters.  The Company shall take all necessary action to cause the Shares to be listed on NYSE MKT.  Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and will take such other action as is necessary to cause such Common Stock to be so listed.  The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on NYSE MKT and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.  Except as disclosed in the SEC filings, each Purchaser hereby confirms and represents that, as of the date hereof, it and its affiliates do not beneficially own any shares of the Company’s capital stock.  Upon request, Purchasers shall provide the Company with such information regarding Purchasers’ beneficial ownership of the Company’s capital stock that the Company requires for such listing application.

5.3          Subsequent Equity Sales.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers, or that will be integrated with the offer or sale of the Purchasers for purposes of the rules and regulations of any trading market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

5.4          Public Disclosure.  The Parties agree to consult with each other before issuing or making, and to provide each other reasonable prior opportunity to review, comment upon and concur with, and use all reasonable efforts to agree on, any press release, public statement or public disclosure with respect to the Transaction Documents or the transactions contemplated hereby or thereby, and further agree not to issue any such press release, public statement or public disclosure without the prior written consent of the other Parties. Notwithstanding the foregoing, any Party may, without the prior written consent of the other Parties, issue any such press release, public statement or public disclosure required by law, regulation or any listing agreement with NYSE MKT or any Governmental Authority (including, for the avoidance of doubt, the filing of any of the Transaction Documents as exhibits to any report of the Company filed with the SEC pursuant to the Exchange Act and any other disclosures required to be filed with the SEC relating to the transactions contemplated hereby or otherwise describing the terms and conditions of the Transaction Documents) if such Party has used reasonable efforts to provide the other Parties a reasonable opportunity to review such press release, public statement or public disclosure and has, in good faith, considered any modifications to such press release, public statement or public disclosure of such other Parties prior to the time such press release or public statement or public disclosure is required to be released pursuant to applicable law, regulation or any listing agreement with NYSE MKT or any Governmental Authority.

6.             Survival and Indemnification.

6.1          Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing until the expiration of the applicable statute of limitations.

6.2          Indemnification.  Effective at and after the Closing, the Company hereby indemnifies and holds harmless each Purchaser, its affiliates and its and their respective directors, officers, employees, agents, successors and assigns against and from any and all damage, loss, liability and expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, “Losses”), incurred or suffered by such Persons arising out of any misrepresentation or breach of any representation or warranty (with the amount of Losses being determined without regard to any qualification or exception contained therein relating to materiality or Material Adverse Effect or any similar qualification or standard) or breach of any covenants or agreements by the Company under this Agreement or the other Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

6.3          Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.  The Company shall not be liable to any indemnified party under this Agreement (i) for any settlement by such indemnified party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, or (ii) for any Losses incurred by such indemnified party which a court of competent jurisdiction determines in a final judgment which is not subject to further appeal are solely attributable to (A) a breach of any of the representations, warranties, covenants or agreements made by such indemnified party in this Agreement or in any other Transaction Document or (B) the fraud, gross negligence or willful misconduct of such indemnified party.

7.             Termination.  In the event that the Closing shall not have occurred due to the failure of the Company or any Purchaser to satisfy the conditions set forth in Section 2 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on the tenth business day following the date hereof.

8.             Miscellaneous.

8.1          Governing Law.  This agreement shall be governed in all respects, including without limitation validity, interpretation and effect, by the laws of the state of Delaware applicable to contracts executed and to be performed wholly within such state without giving effect to the choice of law principles of such state.

8.2          Dispute Resolution.  The Parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages.  Accordingly, the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware, in addition to any other remedies at law or in equity, and each Party agrees it will not take any action, directly or indirectly, in opposition to another Party seeking relief.  Each of the Parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other Party seeks to enforce the terms by way of equitable relief.  Furthermore, each of the Parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery or, to the extent that the Delaware Court of Chancery declines to exercise jurisdiction over the matter, other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or, to the extent that the Delaware Court of Chancery declines to exercise jurisdiction over the matter, other federal or state courts of the State of Delaware, and (d) each of the Parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth in Section 8.6 of this Agreement.

8.3          Waiver of Jury Trial.  Each of the Parties hereto waives any right to request a trial by jury in any litigation with respect to this agreement and represents that counsel has been consulted specifically as to this waiver.

8.4          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.5          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6          Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by electronic mail, telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) business day after delivery to such carrier.  All notices shall be addressed to the Party to be notified at the address as follows, or at such other address as such Party may designate by ten days’ advance written notice to the other Party:

If to the Company:

BioPharmX Corporation
1098 Hamilton Court
Menlo Park, California 94025
Attention: President
Fax: (650) 900-4130

With a copy (which shall not constitute notice to the Company) to:

Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover Street
Palo Alto, CA 94304-1115
Attention: Jorge del Calvo
 Fax: (650) 233-4545

If to the Purchasers:

To the addressees set forth on the signature pages hereto.

With a copy (which shall not constitute notice to the Purchasers) to:

O’Melveny & Myers LLP
1999 Avenue of the Stars
Los Angeles, California 90067
Attention: David J. Johnson, Jr.
Fax: (310) 246-6779

8.7          Expenses.  At or as soon as reasonably practicable following the Closing, the Company shall pay in connection with the preparation, execution and delivery of the Transaction Documents and the issuance of the Shares, the reasonable documented fees and out-of-pocket expenses of one outside legal counsel designated by Purchasers in an amount not to exceed $25,000 in the aggregate.

8.8          Amendments and Waivers.  Any term of this Agreement may be amended only with the written consent of the Company and each Purchaser.  The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to the benefit thereof, if in writing and signed by the Party entitled to the benefit thereof.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company and each Purchaser and their respective permitted successors and permitted assigns.

8.9          Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, nor any partial exercise thereof, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.10        Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

8.11        Entire Agreement.  This Agreement and the other Transaction Documents constitute the entire agreement between the Parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

8.12        No Third Party Beneficiaries; Assignment.  This Agreement is solely for the benefit of the Parties hereto and is not binding upon or enforceable by any other persons.  No Party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void; provided, however, that Purchasers may assign their rights hereunder to any Affiliates of Purchasers concurrently with an assignment of Shares to such Affiliates provided, however, that (i) such Purchaser shall give the Company written notice prior to the time of such transfer stating the name and address of the Affiliate transferee and identifying the Shares with respect to which the rights under this Agreement are being transferred; (ii) such Affiliate transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound as such Purchaser by the provisions of this Agreement; and (iii) immediately following such transfer the further disposition of such Shares by such transferee shall be restricted to the extent set forth under Applicable Securities Laws.  Other than pursuant to Section 6, nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the Parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party.

8.13        Interpretation and Construction.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “will” shall be construed to have the same meaning as the word “shall.” The words “date hereof” will refer to the date of this Agreement.  The word “or” is not exclusive.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.  Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented.  Each of the Parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel.  Each Party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

8.14        Further Assurances.  The Parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

[signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

BIOPHARMX CORPORATION

By:	/s/ Anja Krammer
Name: Anja Krammer
Title: President

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

PURCHASER:

By:
Printed Name:
Title (if applicable):
Entity Name (if applicable):

Aggregate Purchase Price:	$

Taxpayer ID Number:

Address for Notices:

Attention:
Facsimile:
Email:

[Signature Page to Purchase Agreement]

Schedule I

Schedule of Purchasers

Name of Purchaser	Number of Shares	Purchase Price
Franklin Templeton Investment Funds - Franklin Biotechnology Discovery Fund	138,878	$90,271
Franklin Strategic Series - Franklin Biotechnology Discovery Fund	345,737	$224,729
The Sweigart Family Trust dated March 24, 2005	153,846	$100,000
Jeff Olyniec	153,846	$100,000
John David Thomas Trust 5/4/98	38,462	$25,000
Still Lake Value Partners, L.P.	307,692	$200,000
Jon & Linda Gruber Revocable Trust	461,538	$300,000
Steven Kay	153,846	$100,000
Ramer B. Holtan	46,154	$30,000
Thomas W. Hanson	76,923	$50,000
Stephen Morlock Roth IRA	115,385	$75,000
Doug Kircher PIM Managed Account	38,462	$25,000
Scott Kircher	38,462	$25,000
Kircher Family Foundation, Inc.	153,846	$100,000
The Kircher Family Trust dated 3/24/04	76,923	$50,000
The Hood Family Trust dated 11/27/07	46,154	$30,000
Richard A. Bocci	76,923	$50,000
TOTAL	2,423,077	$1,575,000